UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

EDGE PETROLEUM CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	76-0511037
(State of incorporation or organization)	(I.R.S. Employer I.D. No.)

1301 Travis, Suite 2000
Houston, Texas	77002
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which
to be so registered	each class is to be registered
5.75% Series A Cumulative Convertible	NASDAQ Stock Market LLC
Perpetual Preferred Stock

If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities Act registration statement file number to which this form relates:  333-125677

Securities to be registered pursuant to Section 12(g) of the Act:  None

Item 1.                    Description of Registrant’s Securities to be Registered.

The securities to be registered consist of 5.75% Series A Cumulative Convertible Perpetual Preferred Stock (liquidation preference $50 per share) (the “Series A Preferred Stock”) of Edge Petroleum Corporation, a Delaware corporation (the “Company”).  For a description of the Series A Preferred Stock, see the information set forth under the caption “Description of Series A Preferred Stock” in the Prospectus Supplement, dated January 24, 2007 (the “Prospectus Supplement”), and under the caption “Description of Capital Stock” in the Prospectus, dated July 1, 2005 (together with the Prospectus Supplement, the “Prospectus”), of the Company.  The Prospectus constitutes a part of the registration statement on Form S-3 (Registration No. 333-125677) of the Company, which was initially filed with the U.S. Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), on June 9, 2005 and subsequently amended by pre-effective amendment on June 28, 2005, and became effective on July 1, 2005.  The Prospectus was filed with the Commission pursuant to Rule 424(b) under the Securities Act on January 25, 2007.  The description of the Series A Preferred Stock contained in the Prospectus and referred to above is incorporated herein by reference.

Item 2.                           Exhibits.

3.1—Restated Certificate of Incorporation of the Company effective January 27, 1997
(Incorporated by reference from exhibit 3.1 to the Company’s Current Report on Form 8-K filed April 29, 2005).

3.2—Certificate of Amendment to the Restated Certificate of Incorporation of the Company effective January 31, 1997
(Incorporated by reference from exhibit 3.2 to the Company’s Current Report on Form 8-K filed April 29, 2005).

3.3—Certificate of Amendment to the Restated Certificate of Incorporation of the Company effective April 27, 2005
(Incorporated by reference from exhibit 3.3 to the Company’s Current Report on Form 8-K filed April 29, 2005).

3.4—Bylaws of the Company (Incorporated by reference from exhibit 3.3 to the Company’s Quarterly Report on
Form 10-Q for the quarterly period ended September 30, 1999).

3.5—First Amendment to Bylaws of the Company on September 28, 1999 (Incorporated by reference from exhibit 3.2 to the Company’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 1999).

3.6—Second Amendment to Bylaws of the Company on May 7, 2003 (Incorporated by reference from exhibit 3.4 to the
Company’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2003).

*3.7—Form of Certificate of Designations of the Series A Preferred Stock.

*                    Filed herewith.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

EDGE PETROLEUM CORPORATION

Date: January 25, 2007	By:	/s/ Michael G. Long
	Name:	Michael G. Long
	Title:	Executive Vice President, Chief Financial
Officer and Treasurer